Great News for Our Valued Shareholders!

On May 21, 2008, Harleysville National Corporation (HNBC) and Willow Financial Bancorp, Inc. jointly announced that they reached a definitive agreement for Willow Financial Bancorp to merge with and into HNBC.  This acquisition, which we expect to close in the fourth quarter, is consistent with our key strategic initiatives of Effectiveness, Expansion and Empowerment.

Effectiveness
3rd largest banking company • added operational efficiency • accretive to earnings

•Creates the third-largest banking company headquartered in the Philadelphia region

•Consistent with Harleysville’s stated objective to grow through expansion and strategic acquisitions that deliver the benefits of economies of scale

•Increases assets 40% to $5.5 billion, brings 29 additional branches in high growth markets, and enables Harleysville to capitalize on its previous $8.5 million investment in a new operations and technology center

•Accretive to HNBC earnings in 2009

Expansion
Attractive high growth markets • powerful fee generating businesses

•Adds high growth markets to the core Harleysville National Bank footprint along Route 202 and Route 100 Corridors

•Includes key markets in affluent Chester County, which is the fastest growing market in Pennsylvania

•Brings on attractive, densely populated markets in Bucks County, Eastern Montgomery County, and Northeast Philadelphia

•Allows Harleysville to offer additional capabilities to Willow’s clients in the areas of investment consulting, business and estate planning and compensation planning

•Willow Financial brings several powerful fee-generating businesses, including its BeneServ employee benefits business, a respected mortgage origination business, as well as differentiated wealth management businesses

Empowerment
Added capabilities • cross-sell opportunities • employee development

•Accelerates cross-selling activities to both companies’ customer network

•Employee development opportunities with added breadth

•Increased opportunities for enhanced technology, new processes and relationships

Combined Footprint
The combined bank footprint fits together like a jigsaw puzzle, providing an 84 branch network that stretches from Northeast Philadelphia to Western Chester County and into the Lehigh Valley.

More Information
More information regarding this transaction will be delivered with your proxy materials. In the meantime, to learn more about the Willow Financial acquisition please visit www.hncbank.com or contact Harleysville National Corporation:

•Deb M. Takes, President and CEO of Harleysville National Bank and Executive Vice President, Harleysville National Corporation, at dtakes@hncbank.com or
215-513-2302 or

•Paul D. Geraghty, President and CEO, Harleysville National Corporation, at pgeraghty@hncbank.com or 215-513-2391

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission.

Harleysville National Corporation and Willow Financial Bancorp, Inc. have or will be filing documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 (Registration No. 333-152007) containing a joint proxy statement/prospectus, which has been distributed to shareholders of Harleysville National Corporation and Willow Financial Bancorp, Inc. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors can obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Harleysville National Corporation and Willow Financial Bancorp, Inc., free of charge on the SEC’s Internet site (www.sec.gov), by contacting Harleysville National Corporation, 483 Main Street, Harleysville, PA 19438, (Telephone No. 215-256-8851), or by contacting Willow Financial Bancorp, Inc. at 170 South Warner Road, Wayne, PA 19087, (Telephone No. 610-995-1700). Directors and executive officers of Harleysville National Corporation and Willow Financial Bancorp, Inc. may be deemed to be participants in the solicitation of proxies from the shareholders of Harleysville National Corporation and Willow Financial Bancorp, Inc, respectively, in connection with the merger. Information about the directors and executive officers of Willow Financial Bancorp, Inc. and their ownership of Willow Financial Bancorp, Inc. common stock is set forth in Willow Financial Bancorp, Inc.’s proxy statement for its 2007 annual meeting of shareholders and can be obtained from Willow Financial Bancorp, Inc.  Information about the directors and executive officers of Harleysville National Corporation and their ownership of Harleysville National Corporation common stock is set forth in Harleysville National Corporation’s proxy statement for its 2008 annual meeting of shareholders and can be obtained from Harleysville National Corporation.  Additional information regarding the interests of those participants may be obtained by reading the prospectus/proxy statement regarding the proposed merger transaction. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.